OWNERS OF 5% OR MORE OF OUTSTANDING SHARES
                                                     DECEMBER 31, 2004




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                                                                   SOLE VOTING AND DISPOSITIVE POWER
                                        -------------------------------------------------------------------------------
                                                                                                                           SHARED
                                                                                                                           VOTING
                            Total       T. WAYNE A. DANO     CHARLES   ROBERT   DFI TERM                  Other Family      AND
                           No. of        DAVIS    DAVIS   P. STEPHENS D. DAVIS   TRUST                   Members Owning DISPOSITIVE
        OWNER (**)         Shares       ("TWD")  ("DANO")    ("CPS")     RDD   ("DFI")(A)     SAO (***)   Less than 5%      POWER
------------------------ ------------   -------- -------- ----------- -------- ----------  ------------- -------------- -----------

DFI TERM TRUST           49,262,144 (A)       -        -           -        - 49,262,144     49,262,144           -                -
SCOTT A. OKO                    366           -        -           -        -          -            366           -                -
AKD-SDS PARTNERS I, LTD.    248,557 (B)       -        -           -        -          -              -     248,557                -
AKD-KDO PARTNERS I, LTD.    248,556 (B)       -        -           -        -          -              -     248,556                -
AKD-CDC PARTNERS I, LTD.    248,557 (B)       -        -           -        -          -              -     249,557                -
JED - WD CHARITIES, INC.     12,572 (C)       -        -           -        -          -              -           -           12,572
JED FAMILY TRUSTS           185,248 (D)       -    3,000           -        -          -              -      47,770          134,478
DANO FAMILY TRUSTS          213,490 (E)       -   98,010           -        -          -              -           -          115,480
MAD FAMILY TRUSTS            22,053 (F)       -        -           -        -          -              -      22,053                -
CPS FAMILY AND TRUSTS       991,924 (G)       -        -     174,699        -          -              -      26,700          790,525
TWD - WD CHARITIES, INC.     24,000 (H)       -        -           -        -          -              -           -           24,000
TWD - RETIREMENT PLANS        1,400       1,400        -           -        -          -              -           -                -
OTHER FAMILY OF TWD             323 (I)       -        -           -        -          -              -         323                -
TWD FAMILY AND TRUSTS       110,253 (J) 110,253        -           -        -          -              -           -                -

                         ----------    -------- --------  ----------  ------- ----------  -------------    --------        ---------

                         51,569,443     111,653  101,010     174,699          49,262,144     49,262,510     842,516        1,077,055
                         ==========    ======== ========  ==========  ======= ==========  =============    ========        =========

      Percent of Class        36.3%        0.1%     0.1%        0.1%               34.7%          34.7%        0.6%           0.8%

(**) References to ADD and JED pertain to A. Darius Davis and James E. Davis, respectively. ADD, JED, Tine W. Davis ("Tine") and M. Austin Davis ("MAD"), all of which were brothers and the founders of the issuer, are deceased. RDD, DANO, TWD and CPS are the son of ADD, son of JED, son of Tine, and son-in-law of MAD, respectively.

(***) References to SAO pertain to Scott A. Oko, trustee of DFI Term Trust.

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